SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2003

CARDINAL BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	000-28780	541804471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. BOX 215 Floyd, Virginia	24091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Item 5. Other Events.

On March 5, 2003, Registrant announced that its Board of Directors approved termination of the Agreement and Plan of Reorganization and Merger with MountainBank Financial Corporation (the “Agreement”) as a result of the failure of Registrant’s shareholders to ratify and approve the Agreement and the merger at their special meeting held on February 26, 2003. The announcement is described in more detail in the press release dated March 5, 2003 filed as Exhibit 99 to this Form 8-K and incorporated by reference.

Item 7. Financial Statements and Exhibits.

(c)        Exhibits:    The following exhibit is being filed with this Report

Exhibit No.	Exhibit Description
99	Copy of press release dated March 5, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CARDINAL BANKSHARES CORPORATION

Date: March 6, 2003	/s/ Leon Moore
Leon Moore, Chairman, President and CEO

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